Exhibit 99.1

E V E R C O R E  P A R T N E R S

EVERCORE PARTNERS REPORTS RECORD FOURTH QUARTER AND

FULL YEAR 2012 RESULTS

Highlights

•	Full Year Financial Summary

•	Record Adjusted Pro Forma Net Revenues of $638.9 million, up 23% from last year

•	Record Adjusted Pro Forma Net Income from Continuing Operations of $78.1 million, or $1.78 per share, up 24% compared to 2011

•	U.S. GAAP Net Revenues of $642.4 million, up 23% compared to last year

•	U.S. GAAP Net Income from Continuing Operations of $28.9 million, or $0.89 per share, up from $7.9 million, or $0.27 per share, last year

•	Fourth Quarter Financial Summary

•	Record Adjusted Pro Forma Net Revenues of $212.0 million, up 90% and 42%, respectively, compared to Q4 2011 and Q3 2012

•	Record Adjusted Pro Forma Net Income from Continuing Operations of $35.3 million, or $0.81 per share, up 151% and 104% compared to Q4 2011 and Q3 2012, respectively

•	U.S. GAAP Net Revenues of $214.0 million, up 90% and 40% compared to Q4 2011 and Q3 2012, respectively

•	U.S. GAAP Net Income from Continuing Operations of $19.0 million, or $0.56 per share, up from ($3) thousand last year

•	Investment Banking

•	Record full year and fourth quarter Net Revenues and Operating Income

•	Leading Independent Advisory Firm in the United States based on announced transactions, ranking ninth in year-to-date U.S. announced transactions (Thomson Reuters) compared to all firms

•	International capabilities expanded, as full year revenues from clients outside of the United States were $186.1 million, the highest level in firm history

•	Promoted three Advisory Senior Managing Directors, strengthening Financial Institutions, Infrastructure and Mexico Public Finance teams

•	Investment Management

•	Expanded Wealth Management capabilities with the acquisition of Mt. Eden Advisors

•	Assets Under Management in consolidated businesses were up 4% from Q3 2012 to $12.1 billion

•

Repurchased more than 2.6 million shares during the year more than offsetting the dilutive effects of annual bonus equity awards, returning $96.5 million of capital to shareholders, including dividends. Quarterly dividend of $0.22 per share

NEW YORK, January 30, 2013 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were a record $638.9 million for the twelve months ended December 31, 2012, compared to $520.4 million for the twelve months ended December 31, 2011. Adjusted Pro Forma Net Revenues were $212.0 million for the quarter ended December 31, 2012, compared with $111.6 million and $149.2 million for the quarters ended December 31, 2011 and September 30, 2012, respectively. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $78.1 million, or $1.78 per share, for the twelve months ended December 31, 2012, compared to $63.1 million, or $1.48 per share, for the twelve months ended December 31, 2011. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $35.3 million, or $0.81 per share, for the fourth quarter, compared to $14.1 million, or $0.32 per share, a year ago and $17.3 million, or $0.40 per share, last quarter.

U.S. GAAP Net Revenues were $642.4 million for the twelve months ended December 31, 2012, compared to $524.3 million for the twelve months ended December 31, 2011. U.S. GAAP Net Revenues were $214.0 million for the quarter ended December 31, 2012, compared to $112.8 million and $153.0 million for the quarters ended December 31, 2011 and September 30, 2012, respectively. U.S. GAAP Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $28.9 million, or $0.89 per share, for the twelve months ended December 31, 2012, compared to $7.9 million, or $0.27 per share, for the same period last year. U.S. GAAP Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $19.0 million, or $0.56 per share, for the fourth quarter, compared to ($3) thousand a year ago and $5.3 million, or $0.17 per share, last quarter.

The Adjusted Pro Forma compensation ratio for the year was 59.7%, compared to 59.2% in 2011 and 59.5% for the trailing twelve months ended September 30, 2012. The Adjusted Pro Forma compensation ratio for the current quarter was 58.0%, compared to 55.6% and 59.9% for the quarters ended December 31, 2011 and September 30, 2012, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 67.0% compares to 68.2% for the twelve months ended December 31, 2011 and 68.6% for the twelve months ended September 30, 2012. The U.S. GAAP compensation ratio for the three months ended December 31, 2012, December 31, 2011 and September 30, 2012 was 62.6%, 66.4% and 66.2%, respectively.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“The fourth quarter was a record for Evercore in every respect and 2012 was another record year, our fourth consecutive year of significantly increased net revenues and earnings. Our success has been driven first and foremost by continued market share gains in our Investment Banking businesses, particularly our Advisory business” said Ralph Schlosstein, President and Chief Executive Officer. “Our record results, both for the quarter and the year, demonstrate the strength of our independent investment banking advisory model, and the receptivity of business leaders and Boards of Directors to our approach. Our Wealth Management business continued its strategy of organic and inorganic growth ending the year with $4.5 billion of AUM, while our Institutional Asset Management affiliates continued to improve investment performance. I am most proud of the fact that we achieved these results while continuing to make meaningful investments in our business. We recruited six Senior Managing Directors to our Advisory business and promoted three internally, and continued to invest in our Institutional Equities and Private Funds businesses. Notwithstanding these investments, we maintained our focus on our shareholders, returning $96.5 million through dividends and share repurchases, more than offsetting the effect of equity awards to employees, and we were able to improve our operating margins and keep the compensation ratio almost flat, despite these investments and higher cash payouts in bonuses this year.”

“2012 ended the year on a strong note, both for Evercore and the M&A markets broadly. Evercore’s Investment Banking Net Revenues and Operating Income each grew more than 30%, delivering a full year Operating Margin of 23%. We delivered these results in a year when announced transactions on a global basis were essentially flat and completed transactions were down 15%,” said Roger Altman, Executive Chairman. “Once again, we advised on a disproportionate share of the largest transactions. More specifically, we advised on one of the three largest transactions in the United States in each of the oil and gas, consumer, banking, biotech, and publishing sectors, and the largest financial services transaction in Canada. Historically, Evercore has been very strong in the large cap multinational sector, and this is obviously continuing.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011	% Change
	(dollars in thousands)
Net Revenues	$214,049	$153,029	$112,781	40%	90%	$642,373	$524,264	23%
Operating Income (Loss)	$42,238	$14,245	$(1,009)	197%	NM	$65,535	$35,812	83%
Net Income (Loss) from Continuing Operations Attributable to Evercore Partners Inc.	$19,022	$5,301	$(3)	259%	NM	$28,889	$7,918	265%
Diluted Earnings Per Share from Continuing Operations	$0.56	$0.17	$—	229%	NM	$0.89	$0.27	230%
Compensation Ratio	62.6%	66.2%	66.4%			67.0%	68.2%
Operating Margin	19.7%	9.3%	(0.9%)			10.2%	6.8%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011	% Change
	(dollars in thousands)
Net Revenues	$212,029	$149,247	$111,624	42%	90%	$638,912	$520,352	23%
Operating Income	$57,020	$29,391	$19,605	94%	191%	$131,794	$105,845	25%
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$35,303	$17,275	$14,067	104%	151%	$78,080	$63,129	24%
Diluted Earnings Per Share from Continuing Operations	$0.81	$0.40	$0.32	103%	153%	$1.78	$1.48	20%
Compensation Ratio	58.0%	59.9%	55.6%			59.7%	59.2%
Operating Margin	26.9%	19.7%	17.6%			20.6%	20.3%

The U.S. GAAP and Adjusted Pro Forma results for December 31, 2011 present the continuing operations of the Company, which exclude amounts related to Evercore Asset Management (“EAM”), whose operations were discontinued during the fourth quarter of 2011. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses from continuing operations is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

For the fourth quarter, Evercore’s Investment Banking segment reported Net Revenues of $191.6 million, which represents an increase of 112% year-over-year and 49% sequentially. Operating Income of $56.8 million increased by 203% from the fourth quarter of last year and 107% sequentially. Operating Margins were 29.7% in comparison to 20.8% for the fourth quarter last year. For the twelve months ended December 31, 2012, Investment Banking reported Net Revenues of $556.0 million, an increase of 32% from last year. Year-to-date Operating Income was $127.3 million, up 33% compared to $95.6 million last year. Results for 2011 included four months of contribution from Lexicon following the closing of the acquisition on August 19, 2011. Year-to-date Operating Margins were 22.9%, comparable to last year. The Company had 60 Investment Banking Senior Managing Directors as of December 31, 2012 as compared to 60 as of December 31, 2011.

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(dollars in thousands)
Net Revenues:
Investment Banking	$191,140	$127,588	$89,485	$554,745	$419,654
Other Revenue, net	473	647	816	1,293	1,765

Net Revenues	191,613	128,235	90,301	556,038	421,419

Expenses:
Employee Compensation and Benefits	110,201	77,331	49,008	331,823	249,731
Non-compensation Costs	24,563	23,504	22,543	96,936	76,111

Total Expenses	134,764	100,835	71,551	428,759	325,842

Operating Income	$56,849	$27,400	$18,750	$127,279	$95,577

Compensation Ratio	57.5%	60.3%	54.3%	59.7%	59.3%
Operating Margin	29.7%	21.4%	20.8%	22.9%	22.7%

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(dollars in thousands)
Net Revenues:
Investment Banking	$195,467	$133,850	$92,854	$568,238	$430,597
Other Revenue, net	(612)	(435)	(251)	(3,019)	(2,473)

Net Revenues	194,855	133,415	92,603	565,219	428,124

Expenses:
Employee Compensation and Benefits	120,593	88,774	61,304	378,350	294,070
Non-compensation Costs	30,073	30,180	30,032	116,272	95,513
Special Charges	—	—	1,268	662	3,894

Total Expenses	150,666	118,954	92,604	495,284	393,477

Operating Income (Loss)	$44,189	$14,461	$(1)	$69,935	$34,647

Compensation Ratio	61.9%	66.5%	66.2%	66.9%	68.7%
Operating Margin	22.7%	10.8%	—	12.4%	8.1%

Revenues

During the quarter, Investment Banking earned advisory fees from 169 clients (vs. 127 in Q4 2011 and 147 in Q3 2012) and fees in excess of $1 million from 48 transactions (vs. 26 in Q4 2011 and 30 in Q3 2012). For the twelve months ended December 31, 2012, Investment Banking earned advisory fees from 324 clients (vs. 245 last year) and fees in excess of $1 million from 125 transactions (vs. 94 last year).

The Institutional Equities business contributed revenues of $7.1 million in the quarter and the Private Funds Group closed three capital raises during the quarter.

Expenses

Compensation costs were $110.2 million for the fourth quarter, an increase of 125% year-over-year and 43% sequentially. The trailing twelve-month compensation ratio was 59.7%, up from 59.3% a year ago and 59.5% compared to the previous quarter. Evercore’s Investment Banking compensation ratio was 57.5% for the fourth quarter, versus the compensation ratio reported for the three months ended December 31, 2011 and September 30, 2012 of 54.3% and 60.3%, respectively. Year-to-date compensation costs were $331.8 million, an increase of 33% from the prior year.

Non-compensation costs for the current quarter were $24.6 million, up 9% from the same period last year and 5% sequentially. The increase in costs reflects continued growth of the Investment Banking business. The ratio of non-compensation costs to net revenue for the current quarter was 12.8%, compared to 25.0% in the same quarter last year and 18.3% in the previous quarter. Year-to-date non-compensation costs were $96.9 million, up 27% from the prior year. The ratio of non-compensation costs to net revenue for the twelve months ended December 31, 2012 was 17.4%, compared to 18.1% last year.

Expenses in the Institutional Equities business were $9.2 million for the fourth quarter, an increase of 32% from the previous quarter, principally reflecting the addition of a team to cover the REIT sector.

Investment Management

For the fourth quarter, Investment Management reported net revenues and operating income of $20.4 million and $0.2 million, respectively. Investment Management reported a fourth quarter operating margin of 0.8%. For the twelve months ended December 31, 2012, Investment Management reported net revenue and operating income of $82.9 million and $4.5 million, respectively. The year-to-date operating margin was 5.4%, compared to 10.4% last year. As of December 31, 2012, Investment Management reported $12.1 billion of AUM, up 4% from the third quarter as the Mt. Eden acquisition added $0.6 billion at the end of the quarter and net outflows of $0.3 billion during the quarter offset market appreciation of $0.2 billion.

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$19,862	$20,918	$21,251	$81,867	$98,375
Other Revenue, net	554	94	72	1,007	558

Net Revenues	20,416	21,012	21,323	82,874	98,933

Expenses:
Employee Compensation and Benefits	12,787	11,994	13,022	49,715	58,235
Non-compensation Costs	7,458	7,027	7,446	28,644	30,430

Total Expenses	20,245	19,021	20,468	78,359	88,665

Operating Income	$171	$1,991	$855	$4,515	$10,268

Compensation Ratio	62.6%	57.1%	61.1%	60.0%	58.9%
Operating Margin	0.8%	9.5%	4.0%	5.4%	10.4%

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$19,556	$20,434	$21,007	$79,790	$99,161
Other Revenue, net	(362)	(820)	(829)	(2,636)	(3,021)

Net Revenues	19,194	19,614	20,178	77,154	96,140

Expenses:
Employee Compensation and Benefits	13,441	12,590	13,576	52,065	63,610
Non-compensation Costs	7,704	7,240	7,610	29,489	31,365

Total Expenses	21,145	19,830	21,186	81,554	94,975

Operating Income (Loss)	$(1,951)	$(216)	$(1,008)	$(4,400)	$1,165

Compensation Ratio	70.0%	64.2%	67.3%	67.5%	66.2%
Operating Margin	(10.2%)	(1.1%)	(5.0%)	(5.7%)	1.2%

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$5,123	$5,269	$4,137	$19,823	$15,296
Institutional Asset Management (1)	11,053	11,459	13,828	47,393	65,220
Private Equity	2,397	1,856	2,437	7,798	7,544

Total Investment Advisory and Management Fees	18,573	18,584	20,402	75,014	88,060

Realized and Unrealized Gains (Losses)
Institutional Asset Management	840	1,296	871	4,465	4,297
Private Equity	(21)	423	(348)	(206)	6,200

Total Realized and Unrealized Gains	819	1,719	523	4,259	10,497

Equity in Earnings (Loss) of Affiliates (2)	470	615	326	2,594	(182)

Investment Management Revenues	$19,862	$20,918	$21,251	$81,867	$98,375

(1)	Management fees from Institutional Asset Management were $11.2 million, $11.6 million and $13.9 million for the three months ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively, and $47.9 million and $65.8 million for the twelve months ended December 31, 2012 and 2011, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5, ABS and Pan on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $18.6 million for the quarter ended December 31, 2012 declined compared to the same period a year ago, as higher fees in Wealth Management were offset by declines in Institutional Asset Management. Fees earned in the current quarter were flat in comparison to the previous quarter.

Realized and Unrealized Gains of $0.8 million in the quarter increased relative to the prior year but decreased relative to the previous quarter; the change relative to the prior periods was driven principally by valuation adjustments in Private Equity.

Equity in Earnings of Affiliates of $0.5 million in the quarter increased relative to the prior year, reflecting an increased contribution from ABS Investment Management, and was down from the prior quarter.

Expenses

Investment Management’s fourth quarter expenses were $20.2 million, down 1% compared to the fourth quarter of 2011 and up 6% compared to previous quarter. Included in the quarter were $0.7 million of acquisition costs. Year-to-date Investment Management expenses were $78.4 million, down 12% from a year ago. The decrease from the prior year results primarily reflects lower compensation costs driven by the decline in revenues and profitability.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and twelve months ended December 31, 2012 was higher than U.S. GAAP as a result of the exclusion of expenses associated with the vesting of IPO equity awards and awards granted in conjunction with the Lexicon acquisition and certain business acquisition-related costs, including Special Charges. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and twelve months ended December 31, 2011 and the three months ended September 30, 2012, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended December 31, 2012, September 30, 2012, and December 30, 2011 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(dollars in thousands)
Segment
Investment Banking (1)	$(668)	$(742)	$(2,112)	$(1,673)	$(5,553)
Investment Management (1)	(478)	452	(1)	418	2,616

Total	$(1,146)	$(290)	$(2,113)	$(1,255)	$(2,937)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three and twelve months ended December 31, 2012, Evercore’s Adjusted Pro Forma effective tax rate was 38%, compared to 32% and 39%, respectively, for the three and twelve months ended December 31, 2011.

For the three and twelve months ended December 31, 2012, Evercore’s U.S. GAAP effective tax rate was approximately 43% and 44%, respectively, compared to (143%) and 62%, respectively, for the three and twelve months ended December 31, 2011. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, changes in valuation allowances on deferred tax assets of non-U.S. subsidiaries as well as the non-controlling interest associated with Evercore LP Units. The effective tax rate for the twelve months ended December 31, 2012, was lower than the twelve months ended December 31, 2011 primarily due to a higher level of expected foreign sourced income and the release of certain tax provisions in 2012.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $296.0 million at December 31, 2012. Current assets exceed current liabilities by $208.4 million at December 31, 2012. Amounts due related to the Long-Term Notes Payable were $101.4 million at December 31, 2012.

During the quarter the Company repurchased approximately 57,000 shares at an average cost of $27.51 per share.

Dividend

On January 29, 2013, the Board of Directors of Evercore declared a quarterly dividend of $0.22 per share to be paid on March 8, 2013 to common stockholders of record on February 22, 2013.

Promotions

On January 1, 2013 we promoted three Managing Directors to Senior Managing Director in the Advisory business – Stuart Britton (Financial Institutions), Arturo Ramirez (Mexico Public Finance Sector) and Mark Williamson (Transportation and Infrastructure).

Stuart joined Evercore in August 2011 upon the closing of our merger with Lexicon and specializes in coverage of companies in the insurance sector. Prior to joining Evercore, Stuart was a Partner and Managing Director of Lexicon. He led Lexicon’s Financial Institutions Group in New York and had overall responsibility for their New York Office. Since joining Evercore, Stuart has advised on a number of notable transactions including the sale of Flagstone to Validus, the sale of HSBC’s North American insurance operations to Enstar, the acquisition of certain of The Hartford’s life businesses by Philadelphia Financial, and a number of advisory assignments for Marsh & McLennan.

Arturo joined Evercore in May 2006 upon the closing of our combination with Protego, which he joined in 1999, and specializes in public finance and infrastructure in Mexico. Arturo has advised on numerous notable transactions, including the financing of basic infrastructure for the Audi plant in the State of Puebla, a Financing for the State of Puebla, the securitization of Mexico City’s Supreme Court Auxiliary Fund, the securitization of the Oil Stabilization Fund, and a significant debt refinancing for Mexico City.

Mark joined Evercore in June 2009 to lead our transportation infrastructure practice as part of the Transportation and Infrastructure team in the Americas. Prior to joining Evercore, Mark was at Merrill Lynch where he was a Director and led their infrastructure practice for the Americas. In 2012, Mark advised on a number of important transactions, including Carlyle on the sale of RMI and the purchase of Landmark Aviation, CPP on the acquisition of Costanera, and QIC on its acquisition of Ohio State University’s parking system.

Conference Call

Investors and analysts may participate in the live conference call by dialing (866) 271-5140 (toll-free domestic) or (617) 213-8893 (international); passcode: 45141928. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 58576450. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities; Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Chicago, Minneapolis, Houston, Los Angeles, San Francisco, Washington D.C., Toronto, London, Aberdeen, Scotland, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Carina Davidson
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2011, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues
Investment Banking Revenue	$195,467	$92,854	$568,238	$430,597
Investment Management Revenue	19,556	21,007	79,790	99,161
Other Revenue	2,997	2,895	9,646	13,897

Total Revenues	218,020	116,756	657,674	543,655
Interest Expense (1)	3,971	3,975	15,301	19,391

Net Revenues	214,049	112,781	642,373	524,264

Expenses
Employee Compensation and Benefits	134,034	74,880	430,415	357,680
Occupancy and Equipment Rental	8,400	6,730	34,673	23,497
Professional Fees	9,426	8,112	35,506	33,516
Travel and Related Expenses	7,290	7,387	28,473	23,172
Communications and Information Services	2,714	2,755	11,445	8,303
Depreciation and Amortization	3,964	6,864	16,834	17,746
Special Charges	—	1,268	662	3,894
Acquisition and Transition Costs	692	1,153	840	3,465
Other Operating Expenses	5,291	4,641	17,990	17,179

Total Expenses	171,811	113,790	576,838	488,452

Income (Loss) Before Income from Equity Method Investments and Income Taxes	42,238	(1,009)	65,535	35,812
Income from Equity Method Investments	1,333	255	4,852	919

Income (Loss) Before Income Taxes	43,571	(754)	70,387	36,731
Provision for Income Taxes	18,586	1,080	30,908	22,724

Net Income (Loss) from Continuing Operations	24,985	(1,834)	39,479	14,007

Discontinued Operations
Income (Loss) from Discontinued Operations	—	(1,443)	—	(4,198)
Provision (Benefit) for Income Taxes	—	61	—	(722)

Net Income (Loss) from Discontinued Operations	—	(1,504)	—	(3,476)

Net Income (Loss)	24,985	(3,338)	39,479	10,531
Net Income (Loss) Attributable to Noncontrolling Interest	5,963	(2,682)	10,590	3,579

Net Income (Loss) Attributable to Evercore Partners Inc.	$19,022	$(656)	$28,889	$6,952

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$19,001	$(24)	$28,805	$7,834
From Discontinued Operations	—	(653)	—	(966)

Net Income (Loss) Attributable to Evercore Partners Inc.	$19,001	$(677)	$28,805	$6,868

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	29,905	28,609	29,275	26,019
Diluted	33,956	28,609	32,548	29,397
Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.64	$—	$0.98	$0.30
From Discontinued Operations	—	(0.02)	—	(0.04)

Net Income (Loss) Attributable to Evercore Partners Inc.	$0.64	$(0.02)	$0.98	$0.26

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.56	$—	$0.89	$0.27
From Discontinued Operations	—	(0.02)	—	(0.04)

Net Income (Loss) Attributable to Evercore Partners Inc.	$0.56	$(0.02)	$0.89	$0.23

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest generally over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Vesting of Contingently Vested Equity Awards. The Company incurred expenses in Employee Compensation and Benefits, resulting from the vesting of awards issued at the time of the IPO. These awards vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the June 2011 offering, we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested stock-based awards. The completion of the June 2011 offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization, resulting in the vesting of these awards. The related expense has been excluded from the Adjusted Pro Forma results.

3.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses primarily related to exiting the legacy office space in the UK and expenses related to the charge associated with lease commitments for exited office space in conjunction with the acquisition of Lexicon as well as for an introducing fee and other professional fees incurred in connection with the Lexicon acquisition.

4.	Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net Revenues - U.S. GAAP (a)	$214,049	$153,029	$112,781	$642,373	$524,264
Client Related Expenses (1)	(5,354)	(6,193)	(3,380)	(16,268)	(12,648)
Income from Equity Method Investments (2)	1,333	415	255	4,852	919
Interest Expense on Long-term Debt (3)	2,001	1,996	1,968	7,955	7,817

Net Revenues - Adjusted Pro Forma (a)	$212,029	$149,247	$111,624	$638,912	$520,352

Compensation Expense - U.S. GAAP (a)	$134,034	$101,364	$74,880	$430,415	$357,680
Amortization of LP Units and Certain Other Awards (4)	(5,682)	(5,237)	(5,961)	(20,714)	(23,707)
IPO Related Restricted Stock Unit Awards (5)	—	—	—	—	(11,389)
Acquisition Related Compensation Charges (6)	(5,364)	(6,802)	(6,889)	(28,163)	(14,618)

Compensation Expense - Adjusted Pro Forma (a)	$122,988	$89,325	$62,030	$381,538	$307,966

Operating Income (Loss) - U.S. GAAP (a)	$42,238	$14,245	$(1,009)	$65,535	$35,812
Income from Equity Method Investments (2)	1,333	415	255	4,852	919

Pre-Tax Income (Loss) - U.S. GAAP (a)	43,571	14,660	(754)	70,387	36,731
Amortization of LP Units and Certain Other Awards (4)	5,678	5,462	6,279	20,951	24,220
IPO Related Restricted Stock Unit Awards (5)	—	—	—	—	11,389
Acquisition Related Compensation Charges (6)	5,364	6,802	6,889	28,163	14,618
Special Charges (7)	—	—	1,268	662	3,894
Intangible Asset Amortization (8a)	406	471	3,955	3,676	7,176

Pre-Tax Income - Adjusted Pro Forma (a)	55,019	27,395	17,637	123,839	98,028
Interest Expense on Long-term Debt (3)	2,001	1,996	1,968	7,955	7,817

Operating Income - Adjusted Pro Forma (a)	$57,020	$29,391	$19,605	$131,794	$105,845

Provision for Income Taxes - U.S. GAAP (a)	$18,586	$7,187	$1,080	$30,908	$22,724
Income Taxes (9)	2,276	3,223	4,603	16,106	15,112

Provision for Income Taxes - Adjusted Pro Forma (a)	$20,862	$10,410	$5,683	$47,014	$37,836

Net Income (Loss) from Continuing Operations (a)	$24,985	$7,473	$(1,834)	$39,479	$14,007
Net Income (Loss) Attributable to Noncontrolling Interest (a)	5,963	2,172	(1,831)	10,590	6,089

Net Income (Loss) from Continuing Operations Attributable to Evercore Partners Inc. - U.S. GAAP (a)	19,022	5,301	(3)	28,889	7,918
Amortization of LP Units and Certain Other Awards (4)	5,678	5,462	6,279	20,951	24,220
IPO Related Restricted Stock Unit Awards (5)	—	—	—	—	11,389
Acquisition Related Compensation Charges (6)	5,364	6,802	6,889	28,163	14,618
Special Charges (7)	—	—	1,268	662	3,894
Intangible Asset Amortization (8a)	406	471	3,955	3,676	7,176
Income Taxes (9)	(2,276)	(3,223)	(4,603)	(16,106)	(15,112)
Noncontrolling Interest (10)	7,109	2,462	282	11,845	9,026

Net Income from Continuing Operations Attributable to Evercore Partners Inc. - Adjusted Pro Forma (a)	$35,303	$17,275	$14,067	$78,080	$63,129

Diluted Shares Outstanding - U.S. GAAP	33,956	31,440	28,609	32,548	29,397
Warrants (11a)	—	—	844	—	—
Vested Partnership Units (11a)	5,978	7,280	6,475	7,113	7,918
Unvested Partnership Units (11a)	2,886	2,918	4,389	2,927	4,473
Unvested Restricted Stock Units - Event Based (11a)	12	12	12	12	276
Acquisition Related Share Issuance (11b)	892	1,106	2,018	1,174	569
Unvested Restricted Stock Units - Service Based (11b)	—	—	1,552	—	—

Diluted Shares Outstanding - Adjusted Pro Forma	43,724	42,756	43,899	43,774	42,633

Key Metrics: (b)
Diluted Earnings Per Share from Continuing Operations - U.S. GAAP (c)	$0.56	$0.17	$—	$0.89	$0.27
Diluted Earnings Per Share from Continuing Operations - Adjusted Pro Forma (c)	$0.81	$0.40	$0.32	$1.78	$1.48

Compensation Ratio - U.S. GAAP	62.6%	66.2%	66.4%	67.0%	68.2%
Compensation Ratio - Adjusted Pro Forma	58.0%	59.9%	55.6%	59.7%	59.2%

Operating Margin - U.S. GAAP	19.7%	9.3%	-0.9%	10.2%	6.8%
Operating Margin - Adjusted Pro Forma	26.9%	19.7%	17.6%	20.6%	20.3%

Effective Tax Rate - U.S. GAAP	42.7%	49.0%	-143.2%	43.9%	61.9%
Effective Tax Rate - Adjusted Pro Forma	37.9%	38.0%	32.2%	38.0%	38.6%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended December 31, 2012, September 30, 2012 and December 31, 2011, and $84 of accretion for the twelve months ended December 31, 2012 and 2011, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Net Revenues - U.S. GAAP	$642,373	$541,105	$524,264
Client Related Expenses (1)	(16,268)	(14,294)	(12,648)
Income from Equity Method Investments (2)	4,852	3,774	919
Interest Expense on Long-term Debt (3)	7,955	7,922	7,817

Net Revenues - Adjusted Pro Forma	$638,912	$538,507	$520,352

Compensation Expense - U.S. GAAP	$430,415	$371,261	$357,680
Amortization of LP Units and Certain Other Awards (4)	(20,714)	(20,993)	(23,707)
IPO Related Restricted Stock Unit Awards (5)	—	—	(11,389)
Acquisition Related Compensation Charges (6)	(28,163)	(29,688)	(14,618)

Compensation Expense - Adjusted Pro Forma	$381,538	$320,580	$307,966

Compensation Ratio - U.S. GAAP (a)	67.0%	68.6%	68.2%
Compensation Ratio - Adjusted Pro Forma (a)	59.7%	59.5%	59.2%

	Investment Banking
	Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Net Revenues - U.S. GAAP	$565,219	$462,967	$428,124
Client Related Expenses (1)	(15,751)	(13,859)	(12,044)
Income from Equity Method Investments (2)	2,258	1,324	1,101
Interest Expense on Long-term Debt (3)	4,312	4,294	4,238

Net Revenues - Adjusted Pro Forma	$556,038	$454,726	$421,419

Compensation Expense - U.S. GAAP	$378,350	$319,061	$294,070
Amortization of LP Units and Certain Other Awards (4)	(18,364)	(18,743)	(20,815)
IPO Related Restricted Stock Unit Awards (5)	—	—	(8,906)
Acquisition Related Compensation Charges (6)	(28,163)	(29,688)	(14,618)

Compensation Expense - Adjusted Pro Forma	$331,823	$270,630	$249,731

Compensation Ratio - U.S. GAAP (a)	66.9%	68.9%	68.7%
Compensation Ratio - Adjusted Pro Forma (a)	59.7%	59.5%	59.3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2012				Twelve Months Ended December 31, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$191,140	$4,327	(1) (2)	$195,467	$554,745	$13,493	(1) (2)	$568,238
Other Revenue, net	473	(1,085	)(3)	(612)	1,293	(4,312	)(3)	(3,019)

Net Revenues	191,613	3,242		194,855	556,038	9,181		565,219

Expenses:
Employee Compensation and Benefits	110,201	10,392	(4) (6)	120,593	331,823	46,527	(4) (6)	378,350
Non-compensation Costs	24,563	5,510	(4) (8)	30,073	96,936	19,336	(4) (8)	116,272
Special Charges	—	—		—	—	662	(7)	662

Total Expenses	134,764	15,902		150,666	428,759	66,525		495,284

Operating Income from Continuing Operations (a)	$56,849	$(12,660)		$44,189	$127,279	$(57,344)		$69,935

Compensation Ratio (b)	57.5%			61.9%	59.7%			66.9%
Operating Margin (b)	29.7%			22.7%	22.9%			12.4%

	Investment Management Segment
	Three Months Ended December 31, 2012				Twelve Months Ended December 31, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$19,862	$(306	)(1) (2)	$19,556	$81,867	$(2,077	)(1) (2)	$79,790
Other Revenue, net	554	(916	)(3)	(362)	1,007	(3,643	)(3)	(2,636)

Net Revenues	20,416	(1,222)		19,194	82,874	(5,720)		77,154

Expenses:
Employee Compensation and Benefits	12,787	654	(4)	13,441	49,715	2,350	(4)	52,065
Non-compensation Costs	7,458	246	(8)	7,704	28,644	845	(8)	29,489

Total Expenses	20,245	900		21,145	78,359	3,195		81,554

Operating Income (Loss) from Continuing Operations (a)	$171	$(2,122)		$(1,951)	$4,515	$(8,915)		$(4,400)

Compensation Ratio (b)	62.6%			70.0%	60.0%			67.5%
Operating Margin (b)	0.8%			(10.2%)	5.4%			(5.7%)

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$127,588	$6,262	(1) (2)	$133,850
Other Revenue, net	647	(1,082	)(3)	(435)

Net Revenues	128,235	5,180		133,415

Expenses:
Employee Compensation and Benefits	77,331	11,443	(4) (6)	88,774
Non-compensation Costs	23,504	6,676	(4) (8)	30,180

Total Expenses	100,835	18,119		118,954

Operating Income from Continuing Operations (a)	$27,400	$(12,939)		$14,461

Compensation Ratio (b)	60.3%			66.5%
Operating Margin (b)	21.4%			10.8%

	Investment Management Segment
	Three Months Ended September 30, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$20,918	$(484	)(1) (2)	$20,434
Other Revenue, net	94	(914	)(3)	(820)

Net Revenues	21,012	(1,398)		19,614

Expenses:
Employee Compensation and Benefits	11,994	596	(4)	12,590
Non-compensation Costs	7,027	213	(8)	7,240

Total Expenses	19,021	809		19,830

Operating Income (Loss) from Continuing Operations (a)	$1,991	$(2,207)		$(216)

Compensation Ratio (b)	57.1%			64.2%
Operating Margin (b)	9.5%			(1.1%)

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2011				Twelve Months Ended December 31, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$89,485	$3,369	(1) (2)	$92,854	$419,654	$10,943	(1) (2)	$430,597
Other Revenue, net	816	(1,067	)(3)	(251)	1,765	(4,238	)(3)	(2,473)

Net Revenues	90,301	2,302		92,603	421,419	6,705		428,124

Expenses:
Employee Compensation and Benefits	49,008	12,296	(4) (5) (6)	61,304	249,731	44,339	(4) (5) (6)	294,070
Non-compensation Costs	22,543	7,489	(4) (8)	30,032	76,111	19,402	(4) (8)	95,513
Special Charges	—	1,268	(7)	1,268	—	3,894	(7)	3,894

Total Expenses	71,551	21,053		92,604	325,842	67,635		393,477

Operating Income (Loss) from Continuing Operations (a)	$18,750	$(18,751)		$(1)	$95,577	$(60,930)		$34,647

Compensation Ratio (b)	54.3%			66.2%	59.3%			68.7%
Operating Margin (b)	20.8%			—	22.7%			8.1%

	Investment Management Segment
	Three Months Ended December 31, 2011				Twelve Months Ended December 31, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$21,251	$(244	)(1) (2)	$21,007	$98,375	$786	(1) (2)	$99,161
Other Revenue, net	72	(901	)(3)	(829)	558	(3,579	)(3)	(3,021)

Net Revenues	21,323	(1,145)		20,178	98,933	(2,793)		96,140

Expenses:
Employee Compensation and Benefits	13,022	554	(4) (5)	13,576	58,235	5,375	(4) (5)	63,610
Non-compensation Costs	7,446	164	(8)	7,610	30,430	935	(8)	31,365

Total Expenses	20,468	718		21,186	88,665	6,310		94,975

Operating Income (Loss) from Continuing Operations (a)	$855	$(1,863)		$(1,008)	$10,268	$(9,103)		$1,165

Compensation Ratio (b)	61.1%			67.3%	58.9%			66.2%
Operating Margin (b)	4.0%			(5.0%)	10.4%			1.2%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.

(2)	Income from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period, are excluded from the Adjusted Pro Forma presentation.

(5)	Expenses incurred from the vesting of IPO related restricted stock unit awards relating to the June 2011 offering are excluded from the Adjusted Pro Forma presentation.

(6)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.

(7)	Expenses related to exiting the legacy office space in the UK and expenses related to the charge associated with lease commitments for exited office space in conjunction with the acquisition of Lexicon, as well as for an introducing fee and other professional fees incurred in connection with the Lexicon acquisition, are excluded from the Adjusted Pro Forma presentation.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended December 31, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$6,964	$1,436	$8,400	$—		$8,400
Professional Fees	4,609	1,985	6,594	2,832	(1)	9,426
Travel and Related Expenses	5,322	490	5,812	1,478	(1)	7,290
Communications and Information Services	2,192	475	2,667	47	(1)	2,714
Depreciation and Amortization	1,902	1,656	3,558	406	(8a)	3,964
Acquisition and Transition Costs	—	692	692	—		692
Other Operating Expenses	3,574	724	4,298	993	(1)	5,291

Total Non-compensation Costs from Continuing Operations	$24,563	$7,458	$32,021	$5,756		$37,777

	Three Months Ended September 30, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$7,271	$1,611	$8,882	$—		$8,882
Professional Fees	5,422	2,133	7,555	3,197	(1)	10,752
Travel and Related Expenses	3,331	499	3,830	2,972	(1)	6,802
Communications and Information Services	2,427	407	2,834	81	(1)	2,915
Depreciation and Amortization	1,706	1,651	3,357	471	(8a)	3,828
Other Operating Expenses	3,347	726	4,073	168	(1)	4,241

Total Non-compensation Costs from Continuing Operations	$23,504	$7,027	$30,531	$6,889		$37,420

	Three Months Ended December 31, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$5,389	$1,341	$6,730	$—		$6,730
Professional Fees	5,003	1,460	6,463	1,649	(1)	8,112
Travel and Related Expenses	5,379	594	5,973	1,414	(1)	7,387
Communications and Information Services	2,232	483	2,715	40	(1)	2,755
Depreciation and Amortization	1,265	1,644	2,909	3,955	(8a)	6,864
Acquisition and Transition Costs	225	928	1,153	—		1,153
Other Operating Expenses	3,050	996	4,046	595	(1)	4,641

Total Non-compensation Costs from Continuing Operations	$22,543	$7,446	$29,989	$7,653		$37,642

	Twelve Months Ended December 31, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$28,433	$6,240	$34,673	$—		$34,673
Professional Fees	19,672	7,950	27,622	7,884	(1)	35,506
Travel and Related Expenses	19,559	2,126	21,685	6,788	(1)	28,473
Communications and Information Services	9,270	1,946	11,216	229	(1)	11,445
Depreciation and Amortization	6,517	6,641	13,158	3,676	(8a)	16,834
Acquisition and Transition Costs	42	798	840	—		840
Other Operating Expenses	13,443	2,943	16,386	1,604	(1)	17,990

Total Non-compensation Costs from Continuing Operations	$96,936	$28,644	$125,580	$20,181		$145,761

	Twelve Months Ended December 31, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$17,135	$6,362	$23,497	$—		$23,497
Professional Fees	19,486	7,931	27,417	6,099	(1)	33,516
Travel and Related Expenses	15,918	2,226	18,144	5,028	(1)	23,172
Communications and Information Services	6,301	1,848	8,149	154	(1)	8,303
Depreciation and Amortization	3,921	6,649	10,570	7,176	(8a)	17,746
Acquisition and Transition Costs	2,192	1,273	3,465	—		3,465
Other Operating Expenses	11,158	4,141	15,299	1,880	(1)	17,179

Total Non-compensation Costs from Continuing Operations	$76,111	$30,430	$106,541	$20,337		$126,878

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.

(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 38% for the three and twelve months ended December 31, 2012, respectively. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.

(11a)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.

(11b)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.